SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported) July 30, 1999

                       HARBOR TOWN HOLDING GROUP I, INC.
             (Exact name of registrant as specified in its charter)


           Florida                    0-23439            65-0755340
(State or other jurisdiction         (Commission        (IRS Employer
 of incorporation)                   File Number)       Identification No.)


120 S. Olive Avenue, #705, West Palm Beach, Florida          33401
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (561) 659-1196



           (Former name or former address, if changed since last report.)

Item  1.   Change in Control of the Registrant.

     On October 8, 1998, Chameleon Holdings, Inc., a Florida corporation ("Chameleon") entered into an agreement of merger with Wheeler Group II, Inc., a Florida corporation ("Wheeler"), which held 17,631,250 shares of common stock, no par value ("Common Stock") of Harbor Town Holding Group I, Inc. (the "Registrant"). The effective date of the merger was October 12, 1998. Upon consummation of the merger, Wheeler disappeared and Chameleon was the surviving corporation. Pursuant to the merger, Chameleon obtained 17,631,250 shares of the Registrant's Common Stock, which constitutes 87.3% of the Registrant's outstanding shares of Common Stock. The purpose of the merger transaction was to grant control of the Registrant to Chameleon. Wheeler's most significant asset consisted of such 17,631,250 shares of common stock, no par value, of the Registrant.

     On December 7, 1998, Frankie S. Winsett ("Winsett"), President of Chameleon, was appointed Chief Executive Officer of the Registrant. Two of the Registrant's three previous directors remained directors of the Registrant.

     The merger consideration paid by Chameleon consisted of (i) $25,000 cash; and (ii) an $85,000 secured promissory note made to Wheeler's shareholder's Escrow Agent due on April 1, 1999. The collateral securing the promissory note was pledged by James Kotsaftis, a third party individual ("Kotsaftis"). No shares of Chameleons' Common Stock were pledged as collateral. The source of the cash was from Chameleon's working capital.

     Chameleon paid $30,000 pursuant to the terms of the promissory note, but on April 1, 1999, Chameleon defaulted on the aforementioned promissory note. Upon Chameleon's default on such promissory note, the holder of the promissory note, David M. Bovi, P.A., escrow agent, brought suit against Chameleon and Kotsaftis and obtained a Final Judgement against Chameleon, and a Final Judgement Transferring Legal Interest against Kotsaftis, (both such judgments collectively referred to herein as the "Judgments").

     Pursuant to the terms and conditions of the Stipulation in Lieu of Execution and Agreement for Reversion of Shares of Harbor Town Holding Group I, Inc., dated July 30, 1999 between David M. Bovi, P.A., escrow agent; Chameleon; Winsett; and Kotsaftis, Chameleon agreed to cause all right, title, and interest in the 17,631,250 shares of common stock of the Company which it owns to revert back to David M. Bovi, P.A., escrow agent in exchange for Plaintiff's execution of a Satisfaction of Judgement with respect to the Judgements. Concurrently, David M. Bovi, P.A., escrow agent, transferred such shares to David M. Bovi.

     On August 20, 1999, David M. Bovi entered into a Stock Purchase Agreement with Ronald W. Hayes, Jr. and William R. Colucci, officers and directors of the Company, whereby pursuant to such agreement, David M. Bovi transferred to such persons 8,815,625 shares of the Company's common stock in exchange for $10.00 cash and their promise and commitment to assist in the funding and financing of the Company's operations, on an as needed basis, in the amount of up to $27,500.00.

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of Company's Common Stock; (ii) each of the officers and directors of the Company; and (iii) the officers and directors of the Company as a group:

Name and Address                Amount and Nature          Percent of Class (1)
of Beneficial Owner             of Beneficial Owner

David M. Bovi (2)                 9,115,625 (D)               45.12%
319 Clematis Street, Suite 812
West Palm Beach, Florida 33401

Ronald W. Hayes, Jr. (3)          7,315,625 (D)               36.2%
120 S. Olive Avenue, Suite 750
West Palm Beach, FL 33401

William R. Colucci (3)            1,810,541 (D)                8.96%
120 S. Olive Avenue, Suite 750
West Palm Beach, FL 33401

All Officers and Directors
as a Group (2 persons).           18,241,791 (D)              90.3%
______________________________
(1)Based upon 20,200,000 shares of Common Stock outstanding as of August 23, 1999.
(2)Beneficial owner of more than five percent (5%) of Company's Common Stock.
(3)Officer and Director of the Company.

Item 6.  Resignation of Registrant's Directors.

     On July 30, 1999, Frankie S. Winsett tendered his resignation as an officer and director of the Company. This resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 7.  Financial Statements and Exhibits.

     A. Stipulation in Lieu of Execution and Agreement for Reversion of Shares of Harbor Town Holding
            Group I, Inc.
     B.     Stock Purchase Agreement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        HARBOR TOWN HOLDING
                                        GROUP I, INC.




Date:     August 23, 1999.
                                        /s/ Ronald W. Hayes, Jr.
                                        Ronald W. Hayes, Jr.,
                                        President